EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2009 Long-Term Incentive Plan of SuperMedia Inc. of our reports dated February 26, 2010, with respect to the consolidated financial statements of SuperMedia Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting of SuperMedia Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas March 4, 2010